Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

August 1, 2016
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND FOR FOURTH QUARTER OF FISCAL 2016
AND ANNOUNCES PLAN FOR DIVIDEND INCREASE FOR FISCAL 2017

ST. LOUIS, August 1, 2016. Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the fourth quarter of its fiscal 2016 of $0.25 per share of Common Stock, payable on September 9, 2016 to all shareholders of record as of the close of business on August 19, 2016.

In addition, the Board of Directors announced their intention to increase the Company’s regular quarterly dividend to $0.275 per share of Common Stock beginning in fiscal 2017. This represents a 10% increase over the current quarterly dividend of $0.25. Future declarations of dividends are subject to Board approval and may be adjusted at the discretion of the Board, as business needs or market conditions change.

“As we have consistently stated, our goal of delivering long-term shareholder value will be achieved through a balanced combination of reinvesting in our business, returning cash to shareholders through both dividends and share repurchases and adding to our portfolio through acquisitions,” said Alan Hoskins, Chief Executive Officer. “This dividend increase is an important part of continuing to deliver long-term value to our shareholders.”

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and EVEREADY®. As a global leader in power solutions, our mission is to lead the charge to connect our brands, our people and the products we offer to the world better than anyone else. Visit www.energizerholdings.com for more details.

Cautionary Note Regarding Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties, including those contained in Energizer’s filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K, filed with the SEC on November 20, 2015, and in its Quarterly Report on Form 10-Q, filed with the SEC on May 4, 2016. Energizer does not assume any obligation to update or revise any forward-looking statements to reflect new events or circumstances.

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